Exhibit 10.1

OPERATING AGREEMENT

OF

TIME COMPLEXITY APPALACHIA, LLC

THE INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR WITH THE SECURITIES AUTHORITIES OF ANY STATE UNDER ANY STATE SECURITIES LAWS. AS A CONSEQUENCE, THE INTERESTS MAY NOT BE SOLD, ASSIGNED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED BY A HOLDER THEREOF EXCEPT: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE INTERESTS UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN OPINION OF COUNSEL WHICH HAS BEEN OBTAINED BY SUCH HOLDER AND WHICH IS SATISFACTORY TO THE MEMBERS OR PURSUANT TO SUCH OTHER EVIDENCE WHICH HAS BEEN OBTAINED BY THE HOLDER AND WHICH IS SATISFACTORY TO THE MEMBERS THAT SUCH REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED FOR SUCH HOLDER TO LAWFULLY EFFECT SUCH SUBSEQUENT SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OPERATING AGREEMENT

OF

TIME COMPLEXITY APPALACHIA, LLC

THIS OPERATING AGREEMENT (“Agreement”) is made and entered into as of July 1, 2026 (“Effective Date”), by and among Time Complexity Appalachia, LLC, a West Virginia limited liability company (“Company”), and Range Sky View Land, LLC, an Ohio limited liability company (“Range”) and Time Complexity WV, LLC, a West Virginia limited liability company (“TCWV”), the undersigned Members of the Company.

WHEREAS, the Company has been formed as a limited liability company under the Act, and the parties hereto do hereby adopt this Agreement as the operating agreement of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, receipt and sufficiency of which is hereby acknowledged, the Members agree as follows:

Article I.

DEFINITIONS

Section 1.1 Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

“Act” means the West Virginia Uniform Limited Liability Company Act, as may be amended.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) increased for any amounts such Member is unconditionally obligated to restore and the amount of such Member’s share of Company Minimum Gain and Member Minimum Gain after taking into account any changes during such year; and (ii) reduced by the items described in Treasury Regulation § 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. “Control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of an entity or the power to otherwise direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or similar rights. For the purposes of this definition, partnerships, joint ventures or similar entities, a majority-in-interest of whose partners, venturers or other owners is a party hereto and/or an Affiliate of a party hereto, shall be deemed to be Affiliates of such party.

“Articles” means the Articles of Organization for a Limited Liability Company of the Company filed with the West Virginia Secretary of State, as may be amended from time to time.

“Available Cash” means the funds determined to be available for distribution by the Board of Managers, in its sole and absolute discretion.

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“Bankruptcy” means the entry of an order for relief with respect to such Person under the Federal Bankruptcy Code or the insolvency of such Person under any state insolvency act.

“BBA Partnership Audit Rules” means Sections 6221 through 6241 of the Code, as amended by the Budget Act, including any other Code provisions with respect to the same subject matter as Sections 6221 through 6241 of the Code, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

“Budget Act” means the Bipartisan Budget Act of 2015.

“Capital Account” means the separate account established and maintained by the Company for each Member and each Transferee pursuant to Section 3.3.

“Capital Contribution” means, with respect to a Member, the total amount of cash and the agreed upon net fair market value of property contributed by such Member (or such Member’s predecessor in interest) to the capital of the Company for such Member’s Interest.

“Class A Interests” means an Interest held by a Class A Member in the form of Class A Units. Class A Interests shall have the exclusive right to vote on or consent to all matters presented to the Members for approval or to participate in the management of the Company.

“Class A Units” means the Class A Units of Membership Interests in the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of future laws.

“Company Minimum Gain” has the same meaning as partnership minimum gain set forth in Treasury Regulation § 1.704-2(d)(1). Company Minimum Gain shall be determined, first, by computing for each Nonrecourse Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability and, then, aggregating the separately computed gains. For purposes of computing gain, the Company shall use the basis of such property that is used for purposes of determining the amount of the Capital Accounts under Section 3.3 hereof. In any taxable year in which a Revaluation occurs, the net increase or decrease in Company Minimum Gain for such taxable year shall be determined by: (1) calculating the net decrease or increase in Company Minimum Gain using the current year’s book value and the prior year’s amount of Company Minimum Gain, and (2) adding back any decrease in Company Minimum Gain arising solely from the Revaluation.

“Distributions” means any distributions by the Company to the Members of Available Cash or Liquidation Proceeds or other amounts.

“Equity Securities” means any and all Interests of the Company and any securities of the Company convertible into, or exchangeable or exercisable for, such Membership Interests, and warrants or other rights to acquire Membership Interests.

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“Excluded Securities” means: (a) debt securities with no equity feature; (b) securities issued as a result of any Membership Interest split or Membership Interest distribution; (c) Membership Interests issued or issuable (1) in a bona fide, firmly underwritten public offering, or (2) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; (d) securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Managers (subject to the approval thresholds established in Section 5.4); (e) securities issued to vendors or to other suppliers of goods or services, in connection with the provision of such goods and services, in each case, as approved by the Board of Managers (subject to the approval thresholds established in Section 5.4); (f) securities expressly excluded by the unanimous vote of the Members; and (g) Membership Interests issued to service providers in accordance with an equity incentive plan approved by unanimous vote of the Board of Managers.

“Income” and “Loss” mean, respectively, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code § 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated by Code § 703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code § 705(a)(2)(B) (or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss shall be subtracted; and (iv) taxable income or loss shall be adjusted to reflect any item of income or loss specifically allocated in Article IV.

“Interest” or “Membership Interest” means all of a Member’s rights and interests in the Company in such Member’s capacity as a Member, as provided in the Articles, this Agreement and the Act, including, without limitation, the Member’s interest in the Class A Units and in the related capital, income, gain, deductions, losses, and credits of the Company. Interests include Class A Interests, together with any other class or type of interest hereinafter authorized and issued pursuant to the terms of this Agreement.

“Investment” means (i) an ownership interest in any asset; (ii) a subscription, option, right of offer, right of refusal, or other contractual right to acquire an ownership interest in any asset; (iii) an ownership interest (or a subscription, option, right of offer, right of refusal, or other contractual right to acquire an ownership interest) in any Person, including preferred or common stock in a corporation, a membership interest in a limited liability company, a limited partnership interest in a limited partnership, a beneficial interest in a business trust, and a joint venture interest in a joint venture; (iv) an ownership interest, including a participation, in any of the foregoing. Without limiting the foregoing, an Investment includes one or more “special purpose vehicles” created or entered into by the Company from time to time, each of which may have its own governance, economics, and other terms.

“Involuntary Transfer” means any assignment, transfer or conveyance of an Interest which is either: (i) caused or precipitated by the death or adjudicated incompetence of the holder of the Interest, if the Member is an individual; (ii) ordered or decreed by a court of competent jurisdiction (including any such order or decree issued in connection with the divorce or dissolution of marriage (if the Member is an individual) or in connection with the bankruptcy, insolvency or judicial dissolution of the holder of the Interest); or (iii) otherwise effected by operation of law (including, without limitation, in connection with the merger, dissolution (and winding up) or termination of the existence of an entity which holds the Interest).

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“Liquidation Proceeds” means all Property at the time of liquidation of the Company and all proceeds thereof.

“Member” means each Person reflected on Exhibit A to this Agreement and each Person subsequently admitted to the Company as a Member pursuant to Article VII of this Agreement.

“Member Minimum Gain” has the same meaning as partner nonrecourse debt minimum gain as set forth in Treasury Regulation § 1.704-2(i)(3). With respect to each Member Nonrecourse Debt, Member Minimum Gain shall be determined by computing for each Member Nonrecourse Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability. For purposes of computing gain, the Company shall use the basis of such property that is used for purposes of determining the amount of the Capital Accounts under Section 3.3 of this Agreement. In any taxable year in which a Revaluation occurs, the net increase or decrease in Member Minimum Gain for such taxable year shall be determined by: (1) calculating the net decrease or increase in Member Minimum Gain using the current year’s book value and the prior year’s amount of Member Minimum Gain, and (2) adding back any decrease in Member Minimum Gain arising solely from the Revaluation.

“Member Nonrecourse Debt” has the same meaning as partner nonrecourse debt set forth in Treasury Regulation § 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the same meaning as partner nonrecourse deductions set forth in Treasury Regulation §1.704-2(i)(2). Generally, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year equals the net increase during the year in the amount of the Member Minimum Gain (determined in accordance with Treasury Regulation §1.704-2(i)) reduced (but not below zero) by the aggregate Distributions made during the year of proceeds of Member Nonrecourse Debt and allocable to the increase in Member Minimum Gain determined according to the provisions of Treasury Regulation §1.704-2(i).

“Nonrecourse Debt” means a Company liability with respect to which no Member bears the economic risk of loss as determined under Treasury Regulation §§1.752-1(a)(2) and 1.752-2.

“Nonrecourse Deductions” has the same meaning as nonrecourse deductions set forth in Treasury Regulation §1.704-2(c). Generally, the amount of Nonrecourse Deductions for a fiscal year equals the net increase in the amount of Company Minimum Gain (determined in accordance with Treasury Regulation §1.704.2(d)) during such year reduced (but not below zero) by the aggregate Distributions made during the year of proceeds of a Nonrecourse Debt that are allocable to the increase in Company Minimum Gain, determined according to the provisions of Treasury Regulation §1.704-2(c) and (h).

“Percentage Interest” means, with respect to each Member, the percentage set forth on Exhibit A to this Agreement, as such percentage may be adjusted pursuant to this Agreement, which is equal to the quotient obtained by dividing the number of Class A Units owned by a Member with the total number of Class A Units owned by all of the Members.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

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“Property” means all properties and assets that the Company may own or otherwise have an interest in from time to time.

“Reserves” means amounts set aside from time to time by the Board of Managers pursuant to Section 4.10 of this Agreement.

“Revaluation” means the occurrence of any event described in clause (x), (y) or (z) of Section 3.3(b) of this Agreement in which the book basis of Property is adjusted to its fair market value.

“Tax Distribution” means amounts distributed from time to time pursuant to Section 4.2.

“Transfer” means (i) as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

“Treasury Regulations” means regulations promulgated by the Treasury Department with respect to the Code, as amended from time to time, or corresponding provisions of future regulations.

Section 1.2 Other Definitional Provisions. All other words hereinafter defined shall have the meanings ascribed thereto. As used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

Article II.

BUSINESS PURPOSES AND OFFICES

Section 2.1 Purpose; Powers. The Company is formed for the purposes of engaging in any lawful act or activity permitted by law and permitted under the Act. The Company has all legal powers to do all things necessary or convenient to carry out its business and affairs.

Section 2.2 Principal Office. The principal office of the Company shall be located at such place(s) as the Board of Managers may determine from time to time.

Section 2.3 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of West Virginia shall be as stated in the Articles, which may be changed, from time to time, by the Manager.

Section 2.4 Formation. The Company was formed on July 1, 2026, upon the filing of the Articles. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different because of any provision of this Agreement than they would be under the Act, this Agreement shall, to the extent permitted by the Act, control.

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Section 2.5 Amendment of the Articles. The Company shall amend the Articles at such time or times and in such manner as may be required by the Act and this Agreement.

Section 2.6 Liability of Members. No Member, Transferee or Manager, solely by reason of being a Member, Transferee or Manager, shall be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, Transferee, Manager, agent, or employee of the Company. The failure of the Company to observe any formalities or requirements under this Agreement or the Act shall not be grounds for imposing liability on the Members, Transferees or Manager for the debts, obligations, or liabilities of the Company.

Section 2.7 Interest Not for Resale. Each Member hereby represents and warrants that: (a) each Member who is not a natural person is duly organized, validly existing, in good standing under the law of its state of organization and has the requisite power and authority to execute this Agreement and to perform its obligations hereunder; (b) it is acquiring an Interest for such Member’s own account as an investment and without an intent to distribute such Interest; and (c) the Interests have not been registered under the Securities Act of 1933 or any state securities laws, and such Member’s Interest may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

Article III.

CAPITAL CONTRIBUTIONS AND LOANS

Section 3.1 Capital Contributions and Units. As a condition to each Member’s admission, each Member shall contribute to the Company such Member’s Capital Contribution as set forth on Exhibit A. The Membership Interests of the Company shall be denominated as Class A Units to reflect the relative ownership of Membership Interests by the Members. Subject to the terms of this Agreement, the Company, acting through the Board of Managers (with the requisite consents required under this Agreement, as applicable), hereby initially authorizes the issuance of 50,000 Class A Units issued to each Member (100,000 Class A Units in total) in the amounts reflected opposite such Member’s name in Exhibit A. The holders of the Class A Units (the “Class A Members”) will vote together as a single class on all matters submitted to a vote of the Members of the Company or required to be approved by the Members pursuant to the Act. Each Class A Unit shall have one (1) vote on all matters submitted generally to a vote of the Members of the Company.

Section 3.2 Additional Capital Contributions. Except as expressly provided in this Agreement, no Member shall be required to make additional Capital Contributions.

Section 3.3 Capital Accounts. A Capital Account shall be maintained for each Member and each Transferee. Each Member’s Capital Account shall be (a) increased by (i) the amount of money contributed by such Member, (ii) the fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Sec. 752), (iii) allocations to such Member pursuant to Article IV of Company income and gain (or items thereof), and (iv) to the extent not already netted out under clause (b)(ii) below, the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member; and (b) decreased by (i) the amount of money distributed to such Member, (ii) the fair market value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Sec. 752), (iii) allocations to such Member, pursuant to Article IV, of Company loss and deductions (or items thereof), and (iv) to the extent not already netted out under clause (a)(ii) above, the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

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(a) In the event any Interest is transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the transferred Interest, and the Capital Account of each Transferee shall be increased and decreased in the manner set forth above.

(b) In the event of (x) an additional Capital Contribution by a Member of more than a de minimis amount that results in a shift in Percentage Interests, (y) the Distributions by the Company to a Member of more than a de minimis amount of property as consideration for an Interest, or (z) the liquidation of the Company within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g), the book basis of the Property shall be adjusted to fair market value and the Capital Accounts of all the Members shall be adjusted simultaneously to reflect the aggregate net adjustment to book basis as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment; provided, however, that the adjustments resulting from clause (x) or (y) above shall be made only if the Board of Managers determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

(c) In the event that Property is subject to Code Sec. 704(c) or is revalued on the books of the Company in accordance with the preceding paragraph pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(f), the Members’ Capital Accounts shall be adjusted in accordance with Treasury Regulations §1.704-1(b)(2)(iv)(g) for allocations to the Members of depreciation, amortization and gain or loss, as computed for book purposes (and not tax purposes) with respect to such Property.

(d) The foregoing provisions of this Section 3.3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation §§ 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent therewith. In the event it is determined by the Board of Managers that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, the Board of Managers may cause such modification to be made provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company, and the Board of Managers is empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

Section 3.4 Capital Needs; Capital Calls; Intercreditor Provisions.

(a) Capital Needs and Capital Calls. If, at any time or from time to time, all of the Members determine there is a need for additional capital by the Company (“Capital Need”), the Board of Managers shall provide a written notice thereof (“Capital Call”) to the Members for their pro rata share of the amount of the Capital Need, which pro rata share of each Member shall be equal to the product of the Capital Need times such Member’s Percentage Interest, and each Member shall make loans to the Company (each, a “Capital Loan”) in the aggregate amount of each Member’s pro-rata share of the total Capital Need (each, a “Contributing Member”). Such Capital Loans shall be made on terms and conditions substantially in accordance with the form of loan agreement and promissory note set forth in Exhibit B, attached hereto and incorporated herein (“Note”) unless otherwise agreed by a unanimous vote of the Board of Managers and the Contributing Member. Capital Loans shall not be transferable except to the extent the Interest held by such holder is also transferable. Where a Capital Need has been duly requested, each Member shall make its Capital Loan not later than ten (10) business days after the receipt of such written notice. Proceeds of such capital shall be immediately released to the Company for it to apply such funds to the extent required to satisfy the Capital Need for which such funds were requested.

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(b) Intercreditor Provisions.

(i) Applicability. The provisions of this Section 3.4(b) shall apply solely during any period in which more than one Member has outstanding Capital Loans to the Company. For the avoidance of doubt, if only one Member has made a Capital Loan and such Capital Loan is outstanding, this Section 3.4(b) shall not apply. For purposes of this Section 3.4(b), “Member Lender(s)” means the Members from time to time holding Capital Loans, and “Loan Documents” shall mean the Note and the related Loan Agreement and Security Agreement.

(ii) Equal Priority. During the period in which this Section 3.4(b) applies, all Capital Loans shall be secured by the assets of the Company on a pari passu, equal priority basis. Each Member Lender agrees that its liens and security interests in the collateral of the Company shall be equal in priority to those of all other Member Lenders, regardless of the timing of funding, execution, attachment or perfection thereof.

(iii) Pro Rata Sharing of Payments and Proceeds. During the period in which this Section 3.4(b) applies, all payments, proceeds of collateral, and recoveries of any kind received by any Member Lender in respect of any Capital Loan or the collateral securing the same shall be applied and shared pro rata among all Member Lenders based upon the outstanding principal and accrued amounts owed to each such Member Lender when compared to the total loan and accrued amounts owed to all Member Lenders. If any Member Lender receives more than its pro rata share, such Member Lender shall hold such excess in trust for the benefit of the other Member Lenders and shall promptly remit such excess for redistribution in accordance with this Section 3.4(b).

(iv) Enforcement. All enforcement actions shall be undertaken for the benefit of all Member Lenders and all proceeds thereof shall be applied in accordance with Section 3.4(b)(ii) and (iii) above.

(v) Power of Attorney; Limitation. During the period in which this Section 3.4(b) applies, any power of attorney or similar rights granted to any Member Lender under any Security Agreement or other Loan Document shall be deemed granted for the benefit of all Member Lenders and may only be exercised in accordance with the provisions of this Section 3.4(b). No Member Lender shall exercise such rights in a manner that would result in a priority disproportionate to that of any other Member Lender or recovery other than on a pro rata, pari-passu basis as provided herein.

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(vi) No Interference; Preservation of Pro Rata / Pari Passu Treatment. Each Member Lender agrees that, during the period in which this Section 3.4(b) applies, it shall not take any action that would: (i) impair the equal priority of the liens securing the Capital Loans; (ii) interfere with the rights of any other Member Lender; or (iii) result in any Member Lender receiving payment or recovery other than on a pro rata, pari-passu basis as provided herein.

(vii) No Contest. Each Member Lender agrees not to contest the validity, enforceability, perfection or priority of any lien or security interest granted to any other Member Lender in connection with the Capital Loans.

(viii) Controlling Provision. During the period in which this Section 3.4(b) applies, in the event of any inconsistency between the terms of this Section and any Loan Document (including any Security Agreement), the provisions of this Section shall control as among the Members.

Section 3.5 Future Issuances of Equity and Related Pre-Emptive Rights.

(a) Subject to the provisions of Section 3.4 regarding satisfaction of Capital Needs of the Company by virtue of making Capital Loans, the Members hereby recite their intent for the Company’s funding needs to be financed, to the extent reasonably practicable, first by capital raised through operations and additional Capital Loans. The Members, however, acknowledge that such sources of financing may be unavailable, insufficient or, in the case of borrowings from Members or otherwise, too expensive or otherwise not feasible. Under such circumstances, upon the approval of unanimous vote of the Members, the Board of Managers may cause the Company to issue or sell additional units of Membership Interests, additional Class A Units or any other Equity Securities of an existing or a new class (together, such securities are referred to herein as the “New Securities”) to the Members or other third parties subject to the terms set forth below. Subject to the terms of this Section 3.5, Additional Persons may be admitted to the Company as Members and Interests may be created and issued to those Persons and to existing Members on such terms and conditions, in each case, as approved by the unanimous approval of the Members at the time of admission. The terms of admission or issuance must specify the Capital Contribution and Interest applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers and duties. Any such admission is effective only after the new Members have executed and delivered to the Board of Managers an addendum or amendment to this Agreement and after complying with (or the waiver of) the provisions of Section 3.5 of this Agreement.

(b) Except with respect to the issuance of Excluded Securities, in which case the terms of this Section 3.5 shall not apply, the Company hereby grants each Member the right to purchase its pro rata share of any New Securities that the Company may from time to time propose to issue or sell to any Person. As used in this Section 3.5, “pro rata share” means a Member’s Percentage Interest immediately prior to such issuance of New Securities. The Company shall give written notice (“Issuance Notice”) to the Members of any proposed issuance or sale described in this Section 3.5 following approval of any such issuance or sale by the Members in accordance with Section 3.5(a). The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Securities (“Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance, including:

(i) the number and description of the New Securities proposed to be issued and the Membership Interest in the Company such issuance would represent;

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(ii) the proposed issuance date, which shall be at least ten (10) business days from the date of the Issuance Notice;

(iii) the proposed purchase price per unit of the New Securities; and

(iv) if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Managers’ joint good-faith determination of the Fair Market Value thereof.

(c) Each Member shall, for a period of ten (10) business days following the receipt of an Issuance Notice (the “Exercise Period”), have the right to elect to purchase its pro rata share of the New Securities at the purchase price determined in accordance with the Issuance Notice by delivering a written notice to the Company (an “Acceptance Notice”). Delivery of an Acceptance Notice by a Member shall be a binding and irrevocable offer by such Member to purchase the New Securities described therein. The failure of a Member to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of its rights under this Section 3.5 with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

(d) No later than five (5) days following the expiration of the Exercise Period, the Company shall notify each Member in writing of the number of New Securities that each Member has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-allotment Notice”). Each Member exercising its right to purchase its pro rata share of the New Securities in full (an “Exercising Member”) shall have a right of over-allotment such that if any other Member fails to exercise its rights under this Section 3.5 to purchase its pro rata share of the New Securities (“Non-Exercising Member”), such Exercising Member may purchase its pro rata share of such Non-Exercising Member’s allotment by giving written notice to the Company within five (5) days of receipt of the Over-allotment Notice (“Over-allotment Exercise Period”).

(d) Following the expiration of the Exercise Period and, if applicable, the Over-allotment Exercise Period, the Company shall be free to complete with the third party or Prospective Purchaser the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Members declined to exercise the pre-emptive right set forth in this Section 3.5 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company to the Prospective Purchaser must be reduced by the amount of New Securities that Exercising Members exercised their right to purchase pursuant to this Section 3.5); provided, that: (i) such issuance or sale is closed within twenty (20) business days after the expiration of the Over-allotment Exercise Period subject to the extension of such twenty (20) business day period for a reasonable time not to exceed an additional twenty (20) business days to the extent reasonably necessary to obtain any third-party approvals; and (ii) for the avoidance of doubt, the price at which the New Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Members in accordance with the procedures set forth in this Section 3.5.

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(e) The closing of any purchase by any Exercising Member shall, if applicable, be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice or, if all of the New Securities are being issued to Exercising Members, as soon as is commercially reasonable following the expiration of the last Overallotment Exercise Period. Each Exercising Member shall deliver to the Company the purchase price for the New Securities purchased by it by wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale, including, without limitation, entering into such additional agreements as may be necessary or appropriate.

Section 3.6 Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw or reduce such Member’s Capital Account or to receive any Distributions. No Member shall be entitled to demand or receive any Distribution in any form other than in cash. No Member shall be entitled to receive or be credited with any interest on the balance in such Member’s Capital Account at any time. Except as may be otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of the balance in such Member’s Capital Account.

Section 3.7 Loans. Notwithstanding anything to the contrary set forth in this Agreement, in addition to the Capital Loans described in Section 3.4 hereof, any Member may make a loan to the Company in such amounts, at such times and on such terms and conditions as may be approved by a unanimous vote of the Board of Managers, on one side, and the lending Member on the other side.

Article IV.

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Voluntary Distributions. Distributions shall be separately determined for each Investment. To the extent the Board of Managers determines in its reasonable discretion that Available Cash for Distributions exists from each Investment, the Board of Managers shall make non-liquidating Distributions of such Available Cash to the Members at such time and in such amounts as determined by the Board of Managers, one hundred percent (100%) to all Members, pro rata based on their respective Percentage Interests.

The Board of Managers anticipates that Distributions made pursuant to this Section 4.1 shall be made on a quarterly basis, beginning no sooner than two (2) calendar quarters after the Effective Date, and, in any event, no sooner than the Company has generated sufficient Available Cash to allow such Distributions, as determined by the Board of Managers in its sole discretion.

Section 4.2 Tax Distributions. Notwithstanding anything herein to the contrary, and prior to any Distributions made pursuant to Section 4.1 of this Agreement, the Board of Managers shall use commercially reasonable efforts to make quarterly Distributions of distributable cash to the Members each in an amount sufficient to allow Members to pay taxes on the income, if any, allocated to the Members pursuant to this Agreement. The calculation of taxes payable with respect to income allocated to a Member for purposes of this Section 4.2 shall be made by conclusively presuming that (i) all taxable income that is allocated to a Member will be taxed at the highest marginal combined federal, state and local income tax rates applicable to any Member in the calendar year that includes the last day of the fiscal year to which the calculation relates, (ii) deductions and credits for such fiscal year generate tax benefits at the same tax rates, and (iii) any allocated deductions and credits for such fiscal year can be fully utilized by the Members. This Section 4.2 shall apply to each Member notwithstanding that any given Member may not be subject to tax under the Code. The Board of Managers has the authority to apply this Section 4.2 in any reasonable manner, upon the advice of the Company’s counsel or tax accountants. Tax Distributions received by a Member pursuant to this Section 4.2 shall be treated as an advance of other distributions to which such Member is entitled under this Agreement and shall reduce, dollar-for-dollar, such other distributions.

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Section 4.3 Liquidating Distributions. Liquidation Proceeds shall be distributed as follows:

(a) First, to the payment of debts and liabilities of the Company (including, without limitation, to Members to the extent otherwise permitted by law) and the expenses of liquidation.

(b) Second, to the setting up of such reserves as the Board of Managers or other Person required or authorized by law to wind up the Company’s affairs may deem reasonably necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves may be paid over by such Person, at such Person’s discretion, to an independent escrow agent, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

(c) Thereafter, the balance, if any, to the Members in accordance with the provisions of Section 4.1 above.

Section 4.4 Income, Losses and Distributive Shares of Tax Items. Income or Loss, as the case may be, for each fiscal year of the Company, as determined in accordance with such method of accounting as may be adopted for the Company pursuant to Article VI hereof, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV, except as otherwise provided for herein or unless agreed otherwise by all of the Members.

Section 4.5 Allocation of Income, Loss and Credits. After giving effect to the special allocations set forth in Section 4.6 below, Income, Loss and credits (and, if necessary, individual items of gross income or loss) shall be allocated for each fiscal year (and at such other times in which it is necessary to allocate Income or Loss) to the Members such that the applicable balance of each Member’s Capital Account, after adjusting such Capital Account for all Capital Contributions made by such Member and distributions to such Member and any special allocations required pursuant to this Agreement for the current and all prior years, shall equal, as nearly as possible, the excess of (A) the amount that would be distributed to such Member if on the last day of such fiscal year (or such other time in which it is necessary to allocate Income or Loss) (i) the Company were to sell all of the Company’s assets at book value, (ii) all liabilities of the Company were satisfied (limited with respect to each nonrecourse liability to the book values of the assets securing such liability), and (iii) the Company were to distribute the remaining assets then on hand to the Members in accordance with Section 4.1, over (B) such Member’s share of Company Minimum Gain and Member Minimum Gain. For purposes of this Section 4.5, “book value” shall mean book value as set forth in Treasury Regulation Section 1.703-1(b)(2)(iv). The Board of Managers shall make such other assumptions as it deems necessary or appropriate in its good faith reasonable judgment in order to effectuate the intended beneficial entitlements of the Members.

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Section 4.6 Special Rules Regarding Allocation of Tax Items. Notwithstanding the foregoing provisions of Article IV, the following shall apply in allocating tax items of the Company:

(a) Section 704(c) and Revaluation Allocations. In accordance with Code § 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution. In the event of a Revaluation, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value immediately after the adjustment in the same manner as under Code § 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board of Managers in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.6(a) are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, for book purposes, any Member’s Capital Account or share of Income or Loss, pursuant to any provision of this Agreement.

(b) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to that Member’s share of the net decrease in Company Minimum Gain during such year (hereinafter referred to as the “Minimum Gain Chargeback Requirement”). A Member’s share of the net decrease in Company Minimum Gain is the amount of the total decrease multiplied by the Member’s percentage share of the Company Minimum Gain at the end of the immediately preceding taxable year. A Member is not subject to the Minimum Gain Chargeback Requirement to the extent: (i) the Member’s share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing or other change in the debt instrument causing it to become partially or wholly recourse debt or a Member Nonrecourse Debt, and the Member bears the economic risk of loss for the newly guaranteed, refinanced or otherwise changed liability; (ii) the Member contributes capital to the Company that is used to repay the Nonrecourse Debt and the Member’s share of the net decrease in Company Minimum Gain results from the repayment; or (iii) the Minimum Gain Chargeback Requirement would cause a distortion and the Commissioner of the Internal Revenue Service waives such requirement. A Member’s share of Company Minimum Gain shall be computed in accordance with Treasury Regulation § 1.704-2(g) and as of the end of any Company taxable year shall equal: (1) the sum of the Nonrecourse Deductions allocated to that Member up to that time and the Distributions made to that Member up to that time of proceeds of a Nonrecourse Debt allocable to an increase of Company Minimum Gain, minus (2) the sum of that Member’s aggregate share of net decrease in Company Minimum Gain plus that Member’s aggregate share of decreases resulting from revaluations of Property subject to Nonrecourse Debts. In addition, a Member’s share of Company Minimum Gain shall be adjusted for the conversion of recourse and Member Nonrecourse Debts into Nonrecourse Debts in accordance with Treasury Regulation § 1.704-2(g)(3). In computing the above, amounts allocated or distributed to the Member’s predecessor in interest shall be taken into account.

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(c) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV other than Section 4.6(b), if there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of the Member Minimum Gain (determined under Treasury Regulation § 1.704-2(i)(5) as of the beginning of the year) shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member’s share of the net decrease in Member Minimum Gain. In accordance with Treasury Regulation § 1.704-2(i)(4), a Member is not subject to this Member Minimum Gain Chargeback requirement to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to a conversion, refinancing or other change in the debt instrument that causes it to be partially or wholly a Nonrecourse Debt. The amount that would otherwise be subject to the Member Minimum Gain Chargeback requirement is added to the Member’s share of Company Minimum Gain.

(d) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that causes or increases such Member’s Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation under this Section 4.6(d) shall be made if and only to the extent such Member would have an Adjusted Capital Account Deficit after all other allocations under this Article IV have been made.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Members according to any reasonable methods determined by the Board of Managers.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions shall be allocated to the Member who bears the risk of loss with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation § 1.704-2(i).

(g) Curative Allocations. Any special allocations of items of income, gain, deduction or loss pursuant to Sections 4.6(b), (c), (d), (e) and (f) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article IV, so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such adjustments, allocations or distributions had not occurred. In addition, allocations pursuant to this Section 4.6(g) with respect to Nonrecourse Deductions in Section 4.6(c) and Member Nonrecourse Deductions in Section 4.6(f) shall be deferred to the extent the Members reasonably determine that such allocations are likely to be offset by subsequent allocations of Company Minimum Gain or Member Minimum Gain, respectively.

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(h) Loss Limitation. Notwithstanding the other provisions of this Article IV, unless otherwise agreed to by all of the Members, no Member shall be allocated Loss in any taxable year that would cause or increase an Adjusted Capital Account Deficit as of the end of such taxable year.

(i) Share of Nonrecourse Liabilities. Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulation § 1.752-3(a)(3), each Member’s interest in Company profits shall be determined according to a reasonable method determined by the Board of Managers.

(j) Compliance with Treasury Regulations. The foregoing provisions of this Section 4.6 are intended to comply with Treasury Regulation §§ 1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event it is determined by the Members that it is prudent or advisable to amend this Agreement in order comply with such Treasury Regulations, the Board of Managers, upon being so directed by the Members, are empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

(k) General Allocations. Except as otherwise provided in this Agreement, all items that are components of Income or Loss shall be divided among the Members in the same proportions as they share such Income or Loss, as the case may be, for the year. For purposes of determining the Income, Loss or any other items for any period, Income, Loss or any such other items shall be determined on a daily, monthly or other basis, as determined by the Board of Managers using any permissible method under Code § 706 and the Treasury Regulations thereunder.

Section 4.7 Withholding of Distributions. Notwithstanding anything herein to the contrary, the Board of Managers (or any Person required or authorized by law to wind up the Company’s affairs) may suspend, reduce or otherwise restrict Distributions of Available Cash and Liquidation Proceeds when, in their sole opinion, such action is in the best interests of the Company.

Section 4.8 No Priority. Except as expressly provided herein, no Member shall have priority over any other Member as to capital, income, gain, deductions, loss, credits or Distributions.

Section 4.9 Tax Withholding. Notwithstanding anything herein, the Board of Managers is authorized to take any action the Board of Managers determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any Distribution to any Member. For purposes of this Article IV, any amount withheld on any Distribution and paid to the appropriate governmental body shall be treated as if such amount was distributed to the Member.

Section 4.10 Reserves. The Board of Managers may establish, maintain and expend Reserves to provide for working capital, for debt service, for future investments and for such other purposes as the Board of Managers may deem necessary or advisable in its sole discretion.

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Article V.

MANAGEMENT

Section 5.1 Management by Board of Managers. Except as limited or required by this Agreement or nonwaivable provisions of applicable Law, all of the business and affairs of the Company and the powers and privileges of the Company shall be vested in, exercised by, and conducted under the direction and supervision of the Board of Managers in its sole and exclusive discretion. No action taken by the Board of Managers shall require the consent or approval of any Member unless specifically provided for in this Agreement.

Section 5.2 Appointment of the Managers. The Board of Managers shall be comprised of three (3) managers (each, a “Manager”). The Persons identified on Exhibit C are hereby appointed as the Managers. Range and TCWV (each a “Founding Member” and together the “Founding Members”) shall each have the right to appoint one (1) Manager and the third Manager shall be appointed by the affirmative vote of both of the Founding Members. A Manager may resign at any time by providing written notice of such resignation to the Members. The resignation of a Manager who is also a Member or an Affiliate of a Member will not affect the Manager’s (or its Affiliate’s) rights as a Member. A Manager appointed by a certain Founding Member may not be removed or changed under any circumstance without the advance, express written consent of such Founding Member that appointed such Manager in the first place. The Manager appointed by both of the Founding Members (the “Independent Manager”) may be removed at any time and from time to time upon the unanimous approval of the Managers appointed by the Founding Members. To the extent that the Independent Manager resigns, dies or is otherwise incapable of discharging his or her duties as a Manager of the Company, then both of the Founding Members may remove, replace or fill the resulting vacancy (as applicable) with respect to the Independent Manager seat.

Section 5.3 Compensation of Manager. The Company shall pay to the Managers, and the Managers shall be entitled to receive from the Company, such compensation in such amounts and at such intervals as shall be approved by all of the Members. Subject to Section 5.10 hereof, nothing herein contained shall be construed to preclude the Manager, or any member or other Affiliate of the Manager, from serving the Company in any other capacity and receiving compensation therefor. Each Manager and/or its Affiliates and designees shall be reimbursed for all out-of-pocket expenses incurred in connection with their services to the Company.

Section 5.4 Authority of the Board of Managers.

(a) Major Decisions. The Board of Managers may take the following actions only with the approval of a majority of Managers (“Major Decisions”):

(i) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company, unless such act, contract, agreement or undertaking falls in one of the action items listed in Section 5.4(b), in which case the approval requirements of Section 5.4(b) shall apply;

(ii) determining the amount of Available Cash, if any, and determining whether to make any voluntary Distributions pursuant to Section 4.1 of this Agreement;

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(iii) determining any necessary reserves pursuant to Section 4.3(b) and Section 4.10 of this Agreement;

(iv) determining the principal office of the Company pursuant to Section 2.2 of this Agreement;

(v) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(vi) selecting, removing, or changing the authority and responsibility of the Company’s accountants, lawyers, and other advisers and consultants;

(vii) entering into or taking any action in connection with any contract, purchase agreement, employment agreement, lease or otherwise binding the Company to any obligation with a value or in an amount between $25,000 to $250,000;

(viii) calling a meeting of the Members pursuant to Section 5.6(b);

(ix) purchasing insurance contemplated by Section 5.8(f);

(x) causing the Company to exercise the option to lease certain land from Range pursuant to the terms of the Option to Lease Agreement referenced in Exhibit A, or amending or making any changes to such Option to Lease Agreement (subject to the amendment terms set forth in the Option to Lease Agreement); and

(xi) determining compensation for officers, contractors, or employees.

(b) Actions Requiring Unanimous Consent of the Board of Managers. Notwithstanding anything herein to the contrary, each of the following actions or decisions shall require the advance, written, unanimous consent of the Board of Managers:

(i) adjusting capital accounts as contemplated by Section 3.3(b) and Section 3.3(d);

(ii) issuing a Capital Call pursuant to Article III of this Agreement;

(iii) entering into a Capital Loan or other loan arrangement with a Member that is different from the terms provided for in the Note;

(iv) adopting any equity incentive plan for the purpose of issuing Membership Interests to key employees and service providers;

(v) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

(vi) issuing Interests or admitting additional Members not in accordance with Article III of this Agreement;

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(vii) amending the Articles of Organization of the Company or this Agreement in accordance with Section 10.8(b); provided, however, that any amendments to this Agreement pursuant to Section 10.8(a) shall require the unanimous consent or approval of all of the Managers and all the Members;

(viii) entering into or taking any action in connection with any contract, purchase agreement, employment agreement, lease or otherwise binding the Company to any obligation with a value or in an amount of $250,000 or greater;

(ix) incurring indebtedness by the Company secured by the assets of the Company, except as otherwise permitted in this Agreement;

(x) allocating profits or losses to Members not in accordance with the terms of this Agreement;

(xi) authorizing a transaction involving an actual or potential conflict of interest between a Member (or such Member’s Affiliate) and the Company;

(xii) changing the nature of the business of the Company;

(xiii) selling, leasing, exchanging, mortgaging, pledging, or otherwise transferring or disposing of all or substantially all of the property or assets of the Company, including creating, acquiring, or disposing of Investments and establishing the terms, management, and other rights and obligations thereof, and making all decisions and waivers thereunder;

(xiv) merging the Company with any other entity;

(xv) any prepayments of any amounts due to a Member under the Promissory Note and the Loan Agreement for a Capital Loan;

(xvi) authorizing any decisions of the Board of Managers under Sections 4.2, 4.5, 4.6, 6.4, and 6.5 of this Agreement;

(xvii) any Transfers of Membership Interests of the Company, subject to any exceptions set forth in Article VII; or

(xviii) commencing a voluntary bankruptcy case for the Company.

Section 5.5 Delegation. The Board of Managers may appoint certain officers of the Company and delegate certain of its duties to one or more officers, agents, or individuals, including the authority to execute contracts, agreements or other documents on behalf of the Company. Except as set forth above, no employee, Member or other representative of the Company shall, in any circumstance, hold himself out to the public, or otherwise present himself in any manner, as having authority to obligate, commit or execute agreements on behalf of the Company without prior approval of, or delegated authority from, the Board of Managers. The day-to-day duties of the officers, agents, or individuals may include the following:

(a) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

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(b) maintaining the assets of the Company in good order;

(c) collecting sums due the Company;

(d) paying debts and obligations of the Company;

(e) obtaining insurance for the Company; and

(f) running all other day-to-day operations of the Company.

Section 5.6 Meetings of the Board and the Members.

(a) Meetings of the Board shall not be required but may be held for any purpose and may be called by any Manager. All Managers must be present at a meeting of the Managers for quorum to exist. Both physical attendance in the meeting and/or participation in the meeting via electronic means (such as a call, Microsoft Teams or Zoom meeting) where all parties can hear each other is acceptable.

(b) Meetings of the Members shall not be required but may be held for any purpose and may be called by the majority vote of the Board of Managers or any Member. All Members must be present at a meeting of the Members for a quorum to exist. Both physical attendance in the meeting and/or participation in the meeting via electronic means (such as a call, Microsoft Teams or Zoom meeting) where all parties can hear each other is acceptable.

Section 5.7 Action Without Meeting by the Board and the Members; Certain Decisions Requiring Unanimous Member Approval.

(a) Any action required or permitted to be taken by the Board of Managers pursuant to this Agreement may be taken without a meeting if a proposed written consent, setting forth the action so taken or to be taken, (i) is sent to all of the Managers, and (ii) is signed by all of the members of the Board of Managers.

(b) Any action required or permitted to be taken by the Members pursuant to this Agreement may be taken without a meeting if a proposed written consent, setting forth the action so taken or to be taken, (i) is sent to all of the Members, (ii) is signed by all of the Members entitled to vote on the action, and (iii) is delivered to the Board of Managers to be included in the Company’s records.

(c) Notwithstanding anything to the contrary in this Agreement, the following actions shall require the unanimous approval or consent of the Members, in addition to any other approvals of the Board set forth in this Agreement:

(i) commencing a voluntary bankruptcy case for the Company or any of its subsidiary entities that represent Investments;

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(ii) filing for dissolution of the Company or any of its subsidiary entities that represent Investments;

(iii) selling, leasing, exchanging, mortgaging, pledging, or otherwise transferring or disposing of all or substantially all of the property or assets of the Company;

(iv) merging the Company with any other entity;

(v) issuing New Securities pursuant to Section 3.5 and approving of any Excluded Securities (per clause (f) of such definition);

(vi) any decisions to be made by the Members pursuant to Sections 4.4, 4.6(h) and 5.3 of this Agreement; and

(vii) any amendments to the Articles of Organization of the Company and any changes or amendments to this Agreement in accordance with Section 10.8(a).

Section 5.8 Limitation of Liability; Indemnification.

(a) Limitation. No Person, nor any equity holder, shareholder, officer, director or employee of such Person, shall be liable to the Company or its Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as a Manager of the Company or by such Person while serving at the request of the Company as a director, manager, officer or in any other comparable position of any Other Enterprise, if such Person discharges such Person’s duties in good faith. A Manager’s liability hereunder shall be limited only for those actions taken or omitted to be taken by such Manager in the discharge of such Manager’s obligations for the management of the business and affairs of the Company. The provisions of this subsection are not intended to limit the liability of any Manager for any obligations of such Manager undertaken in this Agreement in such Manager’s capacity as a Member. Each Member and each Manager hereby agree that no fiduciary standards shall apply between or among the Members or the Managers and the Members, and the Managers and/or the Members hereby unconditionally and irrevocably waive the same and agree that no Manager or Member shall have any liability for breach of fiduciary duty, duty of loyalty or other duties (other than contractual obligations under this Agreement, the duty of good faith and fair dealing and any other duties that cannot be waived under applicable law). Unless otherwise expressly prohibited by the express terms of this Agreement or the Act, any Member may act in its own best interests when taking any action hereunder without liability to any other Member.

(b) Right to Indemnification. The Company shall indemnify each Person, or any shareholder, officer, director or employee of such Person, who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Company or by third parties) by reason of the fact that such Person is or was a Member or Manager of the Company, or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Company shall not be required to indemnify or advance expenses to any Person from or on account of such Person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; provided, further, that the Company shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Manager. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person’s conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

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(c) Enforcement of Indemnification. In the event the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Section 5.8, such Person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the Person is determined to be entitled to such indemnification or advancement of expenses, such Person shall be reimbursed by the Company for all fees and expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

(d) Advancement of Expenses. Expenses (including, without limitation, attorneys’ fees) reasonably incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Company or advanced to the indemnitee within thirty (30) days of the written submission therefor, which submission shall include reasonable detail and documentation of the indemnified expenses. In no event shall any advance be made in instances where the Manager or independent legal counsel reasonably determines that such Person would not be entitled to indemnification hereunder.

(e) Non-Exclusivity. The indemnification and the advancement of expenses provided by this Section 5.8 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, or any agreement, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.8 shall continue as to a Person who has ceased to be a Member or Manager of the Company, and as to a Person who has ceased serving at the request of the Company as a director, manager, officer or in any other comparable position of any Other Enterprise and shall inure to the benefit of the heirs, executors and administrators of such Person.

(f) Insurance. Upon the approval of a majority vote of the Managers, the Company may purchase and maintain insurance on behalf of any Person who is or was a Member or Manager, or an agent or employee of the Company, or is or was serving at the request of the Company as a director, manager, officer or in any other comparable position of any Other Enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power, or the obligation, to indemnify such Person against such liability under the provisions of this Section 5.8.

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(g) Amendment and Vesting of Rights. Notwithstanding any other provision of this Agreement, this Section 5.8 shall not be amended or repealed and the rights to indemnification and advancement of expenses created hereunder shall not be changed, altered or terminated except by the approval of all the Members. The rights granted or created hereby shall be vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such Person’s being or serving or having served as a Member or Manager of the Company or serving at the request of the Company as a director, manager, officer or in any other comparable position of any Other Enterprise and, while this Section 5.8 may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such Person under this Section 5.8 with respect to any act taken or the failure to take any act by such Person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

(h) Definitions. For purposes of this Section 5.8, references to:

(i) The “Company” shall include, in addition to the resulting or surviving limited liability company (or other entity), any constituent limited liability company (or other entity) (including any constituent of a constituent) absorbed in a consolidation or merger so that any Person who is or was a member or manager of such constituent limited liability company (or other entity), or is or was serving at the request of such constituent limited liability company (or other entity) as a director, manager, officer or in any other comparable position of any Other Enterprise shall stand in the same position under the provisions of this Section 5.8 with respect to the resulting or surviving limited liability company (or other entity) as such Person would if such Person had served the resulting or surviving limited liability company (or other entity) in the same capacity;

(ii) “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

(iii) “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(iv) “Other Enterprises” shall include, without limitation, any other limited liability company, corporation, partnership, joint venture, trust or employee benefit plan; and

(v) “serving at the request of the Company” shall include any service as a director, officer or in any other comparable position that imposes duties on, or involves services by, a Person with respect to an employee benefit plan, its participants, or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted “in the best interest of the Company” as referred to in this Section 5.8.

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(i) Severability. If any provision of this Section 5.8 is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Section 5.8 and the application of such provision to other Persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any Member or Manager of the Company or any Person who is or was serving at the request of the Company as a director, manager, officer or in any other comparable position of any Other Enterprise, is entitled under any provision of this Section 5.8 to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

Section 5.9 Contracts with Members, Manager, or Affiliates. No contract or transaction between the Company and its Members or Manager or between the Company and any Person in which one of its Members or Manager (or any Affiliate of such Member or Manager) is an owner, member, partner, manager, director or officer, or has a financial interest, shall be void or voidable solely for this reason if such contract or transaction is on commercially reasonable terms, the material facts as to such Member’s or Manager’s relationship are known to the Members, and the Board of Managers authorizes such contract or transaction by unanimous approval or consent.

Section 5.10 Other Business Ventures; No Exclusive Duty. Any Member or Manager may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others. Any Manager acting in such capacity shall not be required to manage the Company as such Manager’s sole and exclusive function, and a Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement or the existence of the Company in and to such ventures or activities or to the income or profits derived therefrom, and a Manager and its affiliates shall have no duty or obligation to make any reports to the Members or the Company with respect to any such ventures or activities.

Section 5.11 Certain Provisions.

If a decision or action that requires unanimous vote of the Board of Managers and/or a unanimous vote of the Members pursuant to Sections 5.4(b) or 5.7(c) of this Agreement, respectively, cannot be taken because there was one (and only one) Person (either a Manager, in the case of a decision to be made by the Board, or a Member, in the case of a decision to be made by the Members), that did not approve or consent to such action being taken (this situation being herein defined as a “Trigger Event”), then the other Managers and/or Members, as the case may be, have the right to call for a special meeting of the Board or the Members, as appropriate, within ten (10) business days of the occurrence of the Trigger Event, where all parties (including the non-consenting Manager or Member) shall negotiate in good faith for a period of 30 days from the date of such meeting either the adoption of the initial action as proposed or any reasonable modifications to the initial proposed action that would facilitate the adoption or approval of such action (“Negotiation Period”). To the extent that a Trigger Event occurs, the parties call for a meeting within the aforementioned time frame, and the parties are not able to resolve their differences on the proposed action during the Negotiation Period, then the Members shall file for dissolution of the Company and start to wind up the affairs of the Company in a value maximizing manner, all in accordance with the provisions of Article VIII.

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Section 5.12 Act Superseded. The provisions of this Agreement regarding the management of the Company are intended to and shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the management of a limited liability company set forth in the Act.

Article VI.

ACCOUNTING AND BANK ACCOUNTS

Section 6.1 Fiscal Year. The fiscal year and taxable year of the Company shall end on December 31 of each year, unless a different year is required by the Code.

Section 6.2 Books and Records. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company’s business. The books and records of the Company shall be maintained at the principal office of the Company.

Section 6.3 Financial and Tax Reports. (a) Within thirty (30) days of the end of each calendar month, the Company shall deliver financial reports (income statement, balance sheet and cash flow statements) to the Members and the Managers regarding the Company’s financial performance for the immediately preceding month, and (b) within ninety (90) days after the end of each fiscal year, there shall be prepared and delivered to each Member all information with respect to the Company necessary for the preparation of the Members’ federal and state income tax returns, together with regular updates on the Company’s operations and plans. In addition, the Company shall cooperate in good faith with the Members for purposes of furnishing to the Members (or their auditors) any information that they would need in order for such Member to comply with its respective disclosure obligations and related filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, the Company shall use commercially reasonable efforts to deliver to each Member, not later than thirty (30) days prior to the due date (taking into account applicable extensions) of the Company’s federal income tax return, a draft Schedule K-1 and such other draft tax information as is reasonably available at such time. The Company shall promptly provide each Member with copies of the Company’s Federal, state and local income tax returns upon filing. The Company shall promptly notify the Members of any written notice, examination, audit, claim or other material correspondence from any taxing authority relating to the Company, and shall provide copies thereof to the Members. The Company shall also provide the Members with reasonable advance notice of any material tax election proposed to be made by the Company and any material settlement or other proposed resolution of any tax audit or other tax proceeding involving the Company.

Section 6.4 Tax Returns and Elections; Partnership Representative.

(a) The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law. The Company shall claim all deductions and make such elections for federal or state income tax purposes that the Board of Managers reasonably believes will produce the most favorable tax results for the Members.

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(b) Brian Cohen is hereby designated as the “partnership representative” as defined in Section 6223 of the Code, as amended by the Budget Act (“Partnership Representative”). The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in all disputes, controversies or proceedings with the Internal Revenue Service and shall act only as directed by the Board of Managers. The Partnership Representative is authorized to make any available election with respect to the BBA Partnership Audit Rules and take any action necessary or appropriate to comply with the requirements of the Code and to conduct the Company’s affairs with respect to the BBA Partnership Audit Rules, in each case only as directed by the Board of Managers. Each Member and former Member will cooperate fully with the Partnership Representative with respect to any such disputes, controversies or proceedings with the IRS, including providing the Partnership Representative with any information reasonably requested to comply with and make elections under the BBA Partnership Audit Rules. The Partnership Representative is hereby authorized to name the “designated individual” under Treas. Reg. §301.6223-1(b)(3)(i) (or comparable concept under other applicable law) for each of the Company’s taxable years, in each case only as directed by the Board of Managers.

(c) If directed by the Board of Managers, the Partnership Representative may (i) cause the Company to elect out of the BBA Partnership Audit Rules under Code Section 6221(b) (as amended by the Budget Act), (ii) cause the Company to push out the final partnership adjustments to the Members as described in Code Section 6226(a) (as amended by the Budget Act), or (iii) cause the liability to be paid at the Company level.

(d) The Company shall pay any tax liability (including related interest and penalties) imposed at the Company level in connection with a Company-level tax audit. Each Member and former Member agrees to reimburse the Company for such Member’s or former Member’s proportionate share of any such tax liability attributable to a taxable period during which such Person was a Member of the Company, regardless of whether such Person is a Member of the Company in the year in which such tax is actually imposed on the Company or becomes payable by the Company as a result of such audit. The Board of Managers shall reasonably determine each Member’s or former Member’s proportionate share of any such tax liability, taking into account the relevant facts and any information provided by such Member or former Member that would reduce such liability, and such determination shall be binding absent manifest error. The Partnership Representative shall have no personal liability for any such tax liability, interest, penalties, costs or expenses, and shall have no obligation to fund, advance or personally bear any such amounts, in each case to the extent acting as directed by the Board of Managers and absent bad faith, gross negligence or willful misconduct. The Company shall indemnify and hold harmless the Partnership Representative from and against any liabilities, costs or expenses incurred in connection with this Section 6.4(d), and the Company may enforce its reimbursement rights against the applicable Members and former Members. A Member’s and former Member’s cooperation and reimbursement obligations pursuant to this Section 6.4(d) shall survive the termination of such Person’s participation in the Company and the termination, dissolution and winding up of the Company.

(e) The Company and the Members specifically acknowledge, without limiting the general applicability of this Section, that the Partnership Representative, or the designated individual, if any, shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by him in this capacity and shall indemnify the Partnership Representative and the designated individual against any liabilities arising out of such service, as long as the Partnership Representative or the designated individual, as applicable, did not act in bad faith or gross negligence. All out of pocket expenses incurred by the Partnership Representative or the designated individual in this capacity shall be considered expenses of the Company for which the Partnership Representative, or the designated individual shall be entitled to full reimbursement.

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Section 6.5 Section 754 Election. In the event a distribution of Company assets occurs that satisfies the provisions of Section 734 of the Code or in the event a Transfer of an Interest occurs that satisfies the provisions of Section 743 of the Code, upon determination of the Board of Managers, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Property to the extent allowed by such Section 734 or 743 and shall cause such adjustments to be made.

Section 6.6 Rights to Information. Within ten (10) days after Company’s receipt of a reasonable demand for information from a Member, which demand describes with reasonable particularity the information sought and the purpose for seeking such information, at a reasonable time during normal Company business hours, and the Board of Managers believes that such purpose is a proper purpose in its reasonable discretion, the Member requesting such information shall be entitled to (a) obtain Company information from the Company which is material to the Member’s rights and duties under this Agreement, (b) inspect and review any Company records which are material to the Member’s rights and duties under this Agreement, and (c) copy any Company records at such Member’s expense which are material to the Member’s rights and duties under this Agreement.

Article VII.

TRANSFERS OF INTERESTS, WITHDRAWAL AND REDEMPTION

Section 7.1 General Provisions. Subject to the provisions of Sections 7.2, 7.5 and 7.6 of this Article VII, no Member or holder of an Interest (“Transferor”) shall Transfer all or any portion or any interest or rights in its Interest to any Person except with the unanimous written consent of the Board of Managers. Upon a Transfer of all or any part of such Transferor’s Interest, the Person receiving such Interest from the Transferor (“Transferee”) shall become a Member in place of the Transferor (a “Substitute Member”) if and only to the extent that (i) the Transferor has expressly stated such intention in the instrument of assignment, (ii) the Transferee has executed an instrument accepting and adopting the terms of this Agreement, (iii) the Transferor or the Transferee has paid all expenses of the Company in connection with the admission of the Transferee as a Substitute Member, and (iv) the Board of Managers has approved by unanimous consent the admission of such Transferee as a Substitute Member, which may be withheld in its sole discretion.

Section 7.2 Permitted Transfers. The restrictions set forth in Section 7.1 above shall not apply to any Transfer by a Member to an Affiliate of the applicable Member (a “Permitted Transfer”).

Section 7.3 Effect of Admission as a Substitute Member. Unless and until admitted as a Substitute Member, a Transferee shall not be entitled to exercise any rights of a Member in the Company, including any right to vote, grant approvals or give consents with respect to such Interest, the right to require any information or accounting of the Company’s business or the right to inspect the Company’s books and records, but a Transferee shall only be entitled to receive, to the extent of the Interest transferred to such Transferee, Distributions and allocations of credits, Income and Losses to which the Transferor would be entitled. A Transferee who has become a Substitute Member has, to the extent of the Interest transferred to such Transferee, all the rights and powers of the Member for whom such Transferee is substituted and is subject to the restrictions and liabilities of a Member under this Agreement and the Act. Upon admission of a Transferee as a Substitute Member, the Transferor shall cease to be a Member of the Company to the extent of such Interest. A Person shall not cease to be a Member upon assignment of all of such Member’s Interest unless and until the Transferee becomes a Substitute Member.

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Section 7.4 Withdrawal. No Member shall have the right to withdraw any part of its Capital Account or receive any Distributions except in accordance with the terms of this Agreement.

Section 7.5 Rights of Refusal.

(a) Voluntary Transfers:

(i) If, from time to time or at any time, a Member receives a bona fide offer acceptable to it to purchase all or any part of the Interest now held or hereafter acquired by it (“Available Interest”), such Member (“Offeror Member”) shall give notice of such offer (“Offer Notice”) to the other Members (“Offeree Members”) and to the Company. The Offer Notice shall be an affidavit identifying and including a true and complete copy of the offer to purchase and setting forth the Percentage Interest represented by the Available Interest, the name and address of the proposed purchaser, the proposed purchase price (including the fair market value of all non-cash consideration), and all other terms of such offer. The Company shall have the prior right and option (“First Right of Refusal”) to purchase all, but not less than all, of the Available Interest.

(ii) The Company shall exercise its First Right of Refusal, if at all, by giving written notice of such exercise to the Offeror Member and the other Member(s) on or before the thirtieth (30th) day after receipt by the Company of the Offer Notice.

(iii) If the Company rejects or declines its First Right of Refusal to purchase all of the Available Interest, whether by giving written notice of such rejection or by failing to give written notice of exercise within the time period specified in Section 7.5(a)(ii), the Offeror Member shall promptly give written notice to that effect to the Offeree Member(s). Upon receipt of written notice by the Offeree Members pursuant to Section 7.5(a)(iii), the other Member(s) shall have the second prior right and option (“Second Right of Refusal”) to purchase all, but not less than all, of the Available Interest. Each Offeree Member shall have the right to purchase the Available Interest in a proportional amount of the Available Interest, equal to the Interest owned by each Offeree Member who desires to purchase divided by the total of all Interests owned by all Offeree Members who desire to purchase.

(iv) The Offeree Member(s) shall exercise their rights in respect of the Second Right of Refusal, if at all, by giving written notice of such exercise to the Offeror Member on or before the fifteenth (15th) day after receipt of the written notice pursuant to Section 7.5(a)(iii).

(v) The purchase price to be paid to the Offeror Member by the Company upon the exercise of the First Right of Refusal or by the Offeree Member(s) upon the exercise of the Second Right of Refusal shall be the price set forth in the offer to purchase in the Offer Notice and shall be payable on the same terms and conditions as are set forth in the Offer Notice; provided, however, that each Offeree Member or the Company so purchasing may, at its option, prepay any amounts due in connection with such purchase at any time without penalty; and provided further that the purchasers may pay in cash in lieu of any non-cash consideration offered therefor.

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(vi) A closing of the purchase of the Available Interest pursuant to this Section 7.5(a) shall take place, at the option of the purchaser(s), (A) within thirty (30) days following the date of receipt by the Offeror Member of notice of exercise of the First Right of Refusal or the Second Right of Refusal, as the case may be, or (B) at a later date permitted by the offer. At the closing, the Offeror Member shall deliver an assignment of the Available Interest, in form and substance satisfactory to the purchaser(s), conveying to each purchaser the Available Interest (or portion thereof) to each such purchaser free and clear of all liens, claims and encumbrances, along with all documents necessary or appropriate to transfer such Available Interest, and the Offeree Members or the Company, as the case may be, shall deliver the aggregate purchase price pursuant to the terms and conditions of the offer described in the Offer Notice, subject to the right to prepay any amounts due described in Section 7.5(a)(vi).

(vii) Subject to the provisions of this Section 7.5, if neither the First Right of Refusal nor the Second Right of Refusal shall have been exercised for the purchase of the Available Interest, then the Offeror Member shall have the right, for a period ending on the sixtieth (60th) day after expiration of the Second Right of Refusal, to sell all, but not less than all, of the Available Interest to, and only to, the proposed purchaser identified in the Offer Notice given to the Offeree Members and the Company, at the same price and otherwise upon the same terms described in the Offer Notice, subject to the other requirements of this Agreement. If the Available Interest is not sold to such proposed purchaser during such 60-day period, all the restrictions, conditions and obligations imposed by this Agreement shall again apply to the Offeror Member’s entire Interest.

(b) Involuntary Transfers:

(i) In the event of an Involuntary Transfer of a Member’s Interest, the Company shall purchase the Interest of the Member affected by such Involuntary Transfer (“Affected Member”) upon the terms and conditions hereinafter set forth. Within ninety (90) days after the Company receives notice of the Involuntary Transfer, the Company shall give written notice of its offer to purchase the Interest of the Affected Member to the Affected Member, or to the executor, personal representative, custodian, attorney- in-fact or trustee of or for the Affected Member, as the case may be (any and all of such Persons having any power or authority in respect of the Interest, along with the Affected Member, are, collectively, the “Representative”).

(ii) The purchase price to be paid for the Interest of an Affected Member purchased in accordance with this Section 7.5(b) shall be the amount which would be distributed in respect of the Affected Member’s Interest assuming hypothetically that the assets of the Company were sold for the Fair Market Value, as defined below, and the proceeds were distributed pursuant to Section 4.3 at the closing described in this Section 7.5(b). “Fair Market Value”, in respect of the option described in this Section 7.5(b) upon the Involuntary Transfer of an Affected Member’s Interest, means the Fair Market Value of the assets of the Company as of the end of the month preceding the month in which the Involuntary Transfer occurs, determined in accordance with Section 7.6(b)(iv).

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(iii) The Fair Market Value shall be determined using the following procedures:

(a) Within thirty (30) days after the delivery of a written notice of exercise in accordance with Section 7.5(b)(ii), the Company and the Representative shall simultaneously exchange proposals setting forth their opinions as to the Fair Market Value. The Company and the Representative shall negotiate in good faith for fifteen (15) business days after the exchange of proposals (“Negotiation Period”) to attempt to agree upon the Fair Market Value and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the Fair Market Value, whether such agreement is reached during the Negotiation Period, the Fair Market Value shall be as so agreed.

(b) If the parties cannot agree on the Fair Market Value, the parties shall agree on an appraiser to determine the Fair Market Value. If the parties cannot agree on an appraiser within ten (10) days following the Negotiation Period, the Representative shall appoint an appraiser to determine the Fair Market Value as of the offering date. With ten (10) days after the Representative appoints an appraiser, the prospective purchaser shall appoint a second appraiser. If the second appraiser is not appointed within ten (10) days, then the first appraiser shall proceed to make his appraisal, in which event his appraisal alone shall determine the Fair Market Value. If the second appraiser is timely appointed, then each appraiser shall proceed to make any independent appraisal of the Fair Market Value. Within thirty (30) days after the appointment of the second appraiser, the two appraisers shall attempt to agree on the Fair Market Value. If the higher of the two appraisal values is no more than five percent (5%) higher than the lower of the two appraisal values, then the Fair Market Value shall be the average of the two values. If the two appraisals are not within five percent (5%) of each other, then within ten (10) days of the expiration of such thirty (30) day period the appraisers shall jointly appoint a third appraiser, who shall make an independent appraisal of the Fair Market Value within twenty (20) days after his appointment. If the two appraisers shall fail to appoint or agree upon the third appraiser within such ten (10) day period, then the third appraiser shall be selected by a judge of the Court of Common Pleas in Cuyahoga County, Ohio. Upon the appointment of a third appraiser, the Fair Market Value shall be the fair market value as determined by the third appraiser; except that, if the value determined by the third appraiser is under both of the first two appraisals, then the Fair Market Value shall be the lower of the first two appraisals (i.e., the middle appraisal of the three appraisals), and, if the value determined by the third appraiser is higher than both of the first two appraisals, then the Fair Market Value shall be the higher of the first two appraisals (i.e., the middle of the three appraisals). All appraisers shall be disinterested persons who are members of a nationally recognized and accredited appraiser organization such as the America Society of Appraisers. The parties shall each pay the fees and expenses of the appraiser selected by or on his behalf, and any fees and expenses of the third appraiser shall be divided equally between them.

(iv) Payment Terms. The payment terms for any purchase pursuant to Section 7.5(b) shall be whatever terms are agreed to between the parties to the transaction. If the parties cannot agree, the payment terms shall be ten percent (10%) of the purchase price shall be paid in immediately available funds at the closing of the purchase of the Interest, and the balance, along with interest, shall be paid in seven (7) annual installments in accordance with a promissory note to be executed by the purchaser(s) of the Interest, the first installment being due and payable one year after the closing. Interest shall accrue at seven percent (7%) compounded annually. The Interest shall be transferred to the purchaser free and clear of any liens, options, judgments, and any other encumbrances whatsoever except to the extent created by this Agreement.

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Section 7.6 Tag-Along Rights.

(a) If the holders of the outstanding Membership Interests of the Company (the “Co-Sale Transferors”) propose to sell at least a majority of all of the issued and outstanding Interests of the Company to a prospective purchaser in an arm’s length transaction where such purchaser is not an Affiliate of any of the Co-Sale Transferors, and such Transfer has been approved by a unanimous consent of the Board of Managers, then the Co-Sale Transferors shall give notice to that effect to the other Members, including a description of the proposed purchaser and the terms of such sale.

(b) Each Member other than the Co-Sale Transferors shall have the option to have a pro rata share (based on the Members’ Percentage Interest) of such Member’s Interest purchased on the same terms and conditions upon which the Co-Sale Transferors sell their Interest. In the event that both (i) less than the entire Interest of the Member is subject to such option and (ii) the Member holds more than one class of Interests, then the portion of the Interest of the Member subject to such option shall include a pro rata share of each class of Interest held by the Member. To exercise such option, such Member shall give to the Co-Sale Transferors notice to that effect within seven (7) days of such Member’s receipt of the notice given by the Co-Sale Transferors pursuant to Section 7.6(a). Such exercise shall be irrevocable. If such notice is given, the Co-Sale Transferors shall not sell their Interest unless such Member’s Interest is purchased in accordance with this Section 7.6. In addition, to the extent that the remaining Members exercise their right of participation in accordance with the terms and conditions set forth herein, the number of units or Membership Interests that the Co-Sale Transferors sell to the proposed third party shall be correspondingly reduced, unless such third party agrees to increase the number of units or Membership Interests it shall purchase to accommodate the participating Co-Sale Transferors.

(c) At the closing of such a sale, each such Member shall effectively transfer to the order of the purchaser or the purchaser’s designee all (or the applicable portion) of such Member’s Interest, free and clear of all liens or encumbrances of any kind. At, and subsequent to, such closing, each Member and the Company shall execute, deliver and acknowledge any and all documents, agreements, and statements and certificates, and shall take or refrain from taking actions, as shall be commercially reasonable, necessary or appropriate in connection with the consummation of the transfers contemplated by this Section 7.6.

Section 7.7 Transfer Subject to Law and Loan Documents. No assignment, sale, Transfer, exchange or other disposition of any Interests may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws, and, notwithstanding anything to the contrary set forth herein, under no circumstances shall any Member have the right to Transfer any Interests to the extent the Board of Managers determines that such Transfer could violate any laws applicable to the Transfer of such Interests, including without limitation state and federal securities laws, or could cause a default or event of default under any indebtedness or other material contract of the Company.

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Section 7.8 Act Superseded; Restrictions Reasonable. The provisions of this Agreement regarding the Transfer of an Interest shall, to the fullest extent permitted by law, supersede the provisions of the Act regarding the withdrawal of a member set forth in the Act, in respect of each Member. Each Member acknowledges and agrees that the restrictions on the Transfer of Interests imposed by this Agreement are imposed to accomplish legitimate purposes of the Company, and that such restrictions are not more restrictive than necessary to accomplish those purposes.

Article VIII.

DISSOLUTION AND TERMINATION

Section 8.1 Events Causing Dissolution. The Company shall be dissolved upon the first to occur of the following events:

(a) Upon the written approval of all of the Members;

(b) Upon the entry of a decree of dissolution with respect to the Company by a court of competent jurisdiction; or

(c) When the Company is not the surviving entity in a merger or consolidation.

Section 8.2 Effect of Dissolution. Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board of Managers shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board of Managers shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair market value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.3 Application of Proceeds. Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the order of priority in Section 4.3.

Article IX.

restrictive covenants.

The parties hereby agree that the restrictive covenants contained in this Article IX, as well as the enforcement procedures, shall be for the benefit of, and enforceable by, any Affiliates and wholly owned subsidiaries of the Company.

Section 9.1 Confidential Information.

(a) The Members recognize and acknowledge that they have access to certain information and that such information is confidential and constitutes valuable, special, and unique property of the Company. The Members hereby agree that the Company has a legitimate interest in protecting this Confidential Information, as defined below. The Members further agree that the Company is entitled to protection of its Confidential Information.

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(b) As used in this Agreement, “Confidential Information” means any proprietary or confidential information and shall include, but not be limited to: all plans, financial and operating information, customer lists, supplier arrangements, contracts, costs, prices, uses, and applications of products and services; the results of investigations, studies, and experiments owned or used by the Company; all apparatus, products, processes, compositions, samples and/or formulas; all computer programs and computer hardware and/or software and all components thereof; all servicing, marketing and/or manufacturing methods and techniques at any times used, developed, made, or sold by the Company. “Confidential Information” does not apply to information: which is or becomes publicly available through no fault of the Members; which is obtained from a source other than the Company without an obligation of confidentiality; which is required to be disclosed by law; provided that such Member shall cooperate with the Company and use all reasonable efforts to preserve the confidentiality of such information or quash such process.

(c) No Member shall at any time disclose to others, use, copy or permit to be copied any Confidential Information of the Company. The Members acknowledge and agree that the use or disclosure of such Confidential Information to any third party could cause substantial monetary loss and damages to the Company. The Members hereby covenant and agree not to disclose to any third Party any Confidential Information. The Members hereby further covenant and agree that, in the event of a violation of this Article IX, the Company shall be entitled to a recovery of damages from the responsible Member and/or injunctive relief against such Member for the breach or violation of this Article IX.

(d) Notwithstanding any provision to the contrary in this Agreement, the parties hereto acknowledge that Range is an indirect wholly owned subsidiary of a publicly traded company that is subject to securities disclosure and filing requirements imposed on such company by applicable securities laws and rules and regulations adopted by the Securities and Exchange Commission. Nothing herein shall prohibit Range and its parent company to comply with any such disclosure and filing obligations even if such disclosures or filing obligations involve disclosure of what would otherwise be considered Confidential Information under this Article IX; provided, however, that Range shall use reasonable efforts to limit the disclosure of Confidential Information to the extent possible.

Section 9.2 Return of Confidential Information. Immediately upon the termination of his employment with or service to the Company or the full redemption of his Interests, each Member shall deliver to the Company all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, pricing and financial data, product compositions, and other documents and all copies thereof made, composed, or received by him or solely or jointly with others, in his possession, custody, or control and that are in any way related to the Company.

Section 9.3 Remedies. The Members hereby agree that: (a) all terms of this Article IX are material and confidential and gravely affect the effective and successful conduct of the Company, its business, goodwill, and reputation; (b) any breach of the terms of this Article IX shall constitute a material and irreparable breach of this Agreement and will subject the Company to immeasurable loss of revenue, business opportunities, and goodwill; (c) the restrictions set forth in this Article IX are reasonable and necessary; (d) in the event of a breach (or apparent breach) of this Article IX, in addition to any and all remedies available at law or in equity, the Company shall be entitled to immediate injunctive relief to restrain the violation of all or any part of this Article IX by such Person; and (e) the terms of this Article IX are supported by adequate and sufficient consideration.

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Article X.

MISCELLANEOUS

Section 10.1 Title to Assets. Title to the Property shall be held in the name of the Company or its subsidiaries as may be determined by the Board of Managers, and no Member shall individually have any ownership interest or rights therein, except indirectly by virtue of such Member’s ownership of an Interest. No Member shall have any right to seek or obtain a partition of any of the Company’s Property, nor shall any Member have the right to any specific assets of the Company upon the liquidation of or any Distributions from the Company.

Section 10.2 Nature of Interest. An Interest shall be personal property for all purposes.

Section 10.3 Organizational Expenses. Each Member shall pay its own expenses incurred in connection with the formation of the Company and review and negotiation of this Agreement.

Section 10.4 Notices. Any notice, demand, request or other communication (a “notice”) required or permitted to be given by this Agreement or the Act to the Company, any Member, or any other Person shall be sufficient if in writing and if delivered by a commercial delivery service that provides written evidence of delivery, mailed by registered or certified mail to the Company at its principal office or to a Member or any other Person at the address of such Member or such other Person as it appears on the records of the Company, sent by email transmission to the email address, if any, of the recipient as such email address appears on the records of the Company. All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are delivered by commercial delivery service shall be deemed to be given upon delivery. All Notices that are given by email transmission shall be deemed to be given within three (3) business days from the date it was sent.

Section 10.5 Waiver of Default. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by another Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure or delay on the part of the Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

Section 10.6 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Articles, or this Agreement.

Section 10.7 Entire Agreement. This Agreement, together with the Articles, constitutes the entire agreement between the Members, in such capacity, relative to the formation, operation and continuation of the Company.

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Section 10.8 Amendments to this Agreement.

(a) Except as otherwise provided herein, this Agreement shall not be modified or amended in any manner other than by the unanimous written agreement of the Board of Managers and the Members at the time of such modification or amendment.

(b) Exhibit A of this Agreement may be amended by unanimous consent of the Board of Managers, without any execution of such amendment by the Members, in order to reflect the admission, removal, or Transfer of a Membership Interest, the issuance of an additional Interest or the admission of a Substitute Member; provided, however, that in each case, such amendment of Exhibit A by the Board of Managers shall be effective only if the foregoing underlying events have been approved by the appropriate Persons as provided in the relevant sections of this Agreement.

Section 10.9 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

Section 10.10 Binding Agreement. Subject to the restrictions herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

Section 10.11 Headings. The headings of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

Section 10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

Section 10.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of West Virginia, without regard to the conflict of laws provisions. Venue for any dispute regarding or arising out of the terms of this Agreement shall be in the state and federal courts located in Cleveland, Ohio.

Section 10.14 Remedies. In the event of a default by any party in the performance of any obligation undertaken in this Agreement, in addition to any other remedy available to the non-defaulting parties, the defaulting party shall pay to each of the non-defaulting parties all costs, damages, and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the non-defaulting parties as a result of such default. In the event that any dispute arises with respect to the enforcement, interpretation, or application of this Agreement and court proceedings are instituted to resolve such dispute, the prevailing party in such court proceedings shall be entitled to recover from the non-prevailing party all costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred by the prevailing party in such court proceedings.

Section 10.15 Covenant. The Members hereby covenant and agree that no Member holding a majority of the Percentage Interests or the Board of Managers (or any Manager) shall take any action with respect to the Company that causes a disproportionate economic impact on any Member. Notwithstanding any contrary standard imposed by law, the Managers and Members agree to act in good faith; provided, however, that the foregoing shall in no event be interpreted to require any particular Manager or Member to vote with the other Members.

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Section 10.16 Additional Documents. The Members shall execute and deliver to the Company and each other such other and further documents and instruments as may be necessary to carry out the purposes of this Agreement and which are required by the Members, or any federal, state or local governmental agency having jurisdiction over the Company or its assets.

Section 10.17 Legal Representation. The Members acknowledge that the law firm of Hahn Loeser & Parks LLP (“HLP”) prepared this Operating Agreement of the Company on behalf of and in the course of its representation of the Company. Additionally, the Members have been advised and hereby acknowledged and agree that each of them understands that (i) a conflict could exist among their individual interests, (ii) they should consider seeking the advice of independent counsel and independent tax counsel, (iii) they have had an opportunity to seek the advice of independent counsel and independent tax counsel, (iv) they have received no individual advice from HLP regarding the effects of his Operating Agreement on their individual financial or tax situation, and (v) they have read this Agreement in full and understand its contents.

Section 10.18 Investment Representations. Each Member hereby represents and warrants to, and agrees with, the Manager, the other Members and the Company as follows:

(a) Preexisting Relationship or Experience. By reason of its business or financial experience, or by reason of the business or financial experience of its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any Affiliate or selling agent of the Company, it is capable of evaluating the risks and merits of an investment in Interest and of protecting its own interests in connection with this investment.

(b) Investment Intent. It is acquiring the Interest for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of such Interest. No other Person will have any direct or indirect beneficial interest in or right to such Interest except as otherwise disclosed.

(c) No Registration of Interests. It acknowledges that the Interest has not been registered under the Securities Act of 1933, as amended (“Securities Act”), or under any applicable blue sky laws in reliance, in part, upon its representations, warranties, and agreements herein.

(d) Restricted Securities. It understands that the Interest is a “restricted security” under the Securities Act in that such Interest will be acquired from the Company in a transaction not involving a public offering, and that the Interest may be resold without a registration under the Securities Act only in certain limited circumstances and that otherwise the Interest must be held indefinitely.

(e) No Obligations to Register. It understands that the Company and the Manager is under no obligation to register or qualify the Interest under the Securities Act or under any state securities law, or to assist it in complying with any exemption from registration and qualification.

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(f) No Disposition in Violation of Law. Without limiting anything contained elsewhere in this Agreement, it will not make any disposition of all or any part of its Interest which will result in violation by it or by the Company of the Securities Act, or any other applicable securities laws. Without limiting the foregoing, it agrees not to make any disposition of all or any part of its Interest unless and until it has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Manager, it has furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities laws.

(g) Investment Risk. It acknowledges that the Interest is a speculative investment which involves a substantial degree of risk of loss of its entire investment in the Company, that it understands and takes full cognizance of the risks related to the purchase of such Interest.

(h) Accredited Investor. Such Member is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(i) Investment Experience. It is an experienced investor in unregistered securities of limited liability companies.

(j) Restrictions on Transferability. It acknowledges that there are substantial restrictions on the transferability of the Interest pursuant to this Agreement, that there is no public market for such Interest and that none is expected to develop, and that, accordingly, it may not be possible for it to liquidate its investment in the Company.

(k) Information Reviewed. It has received and reviewed this Agreement and the information it considers necessary or appropriate for deciding whether to purchase the Interest. It has relied only on the information contained in this Agreement in making its investment decision.

(l) No Advertising. It has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of the Interest.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Members:

Time Complexity WV, LLC

Name:	Brian Cohen
Title:	Manager

Range Sky View Land, LLC

Name:	Michael Cavanaugh
Title:	Chief Executive Officer

Company:
____________________________________
Brian Cohen, Manager ____________________________________ Michael Cavanaugh, Manager ____________________________________ Michael Simon, Manager

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EXHIBIT A

MEMBER NAME AND ADDRESS	CAPITAL CONTRIBUTION	NUMBER OF CLASS A UNITS	MEMBERSHIP INTEREST	PERCENTAGE INTEREST
Time Complexity WV, LLC a West Virgina limited liability company 33912 Calle Conejo San Juan Capistrano, CA 92675 Email: bcohen@c2ventures.com	$-0-; except that such Member may make Capital Loans to the Company as provided in the Operating Agreement	50,000 Class A Units	50% Class A Interest	50.00%
Range Sky View Land, LLC an Ohio limited liability company 200 Park Avenue, Suite 400, Orange Village, OH 44122 Email: mrc@rangeimpact.com	$-0-; except that (x) such Member may make Capital Loans to the Company as provided in the Operating Agreement, and (y) such Member shall provide an Option to Lease certain land to the Company.	50,000 Class A Units	50% Class A Interest	50.00%
TOTAL	See above	100,000	100%	100.00%

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EXHIBIT B

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of [●] (“Effective Date”) by and between Time Complexity Appalachia, a West Virginia limited liability company (“Borrower”), and [INSERT MEMBER NAME], a [_____________] limited liability company (“Lender”).

WHEREAS, Lender is an equity holder (“Member”) of the Borrower;

WHEREAS, in consideration for the terms set forth herein, Lender has agreed to lend certain funds to the Borrower to fund the Borrower’s operations;

WHEREAS, the Borrower has requested from the Lender, and the Lender is willing to provide, certain financing to the Borrower upon and subject the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. LOAN. Lender agrees to loan to the Borrower the principal amount of $[●] (“Loan”). The Loan is evidenced by one or more notes executed and delivered by the Borrower to the Lender (“Note”) in the form attached hereto as Exhibit A. The terms and provisions of the Note are hereby incorporated herein by reference. For the avoidance of doubt, the principal amount of the Loan under this Agreement shall be subject to an automatic adjustment and it will automatically increase each time the Lender makes a loan to the Borrower in compliance with the terms of the Operating Agreement of the Borrower. Therefore, the principal amount of the Loan shall represent the sum of all the funds documented by each Note that is signed when the Lender provides a loan to the Borrower. Also, for the avoidance of doubt, the parties hereto agree that they shall sign only one Loan Agreement and one Security Agreement (as defined below) to document the loan and security arrangements between them. However, each time the Lender makes a loan to the Borrower, the Borrower shall sign and deliver a new Note to the Lender for each separate loan and all of such loans shall be subject to the terms of this Agreement, the Security Agreement and the individual Notes.

2. ADVANCE AND REPAYMENT. The Loan shall be advanced to or for the account of the Borrower upon the execution hereof. Loan principal shall bear interest and shall be due and payable as set forth in the Note.

3. SECURITY. The Loan shall be secured by a security interest on the assets of the Borrower as documented in a security agreement in the form attached hereto as Exhibit B (the “Security Agreement”). If more than one Member loans funds to the Borrower under the terms of this Agreement and the Note (and the terms of the Operating Agreement of the Borrower), then each such Member shall execute a separate Security Agreement with the Borrower, it being understood that each such Member shall hold a security interest on the assets of the Borrower and they shall be treated as pari-passu secured creditors relative to each other in accordance with the terms of Section 3.4(b) of the Borrower’s Operating Agreement. In addition, in circumstances where more than one Member loans funds to the Borrower then any repayments of such Loans and related interest to such Members shall be made back on pro-rata basis to the Members in accordance with the terms of Section 3.4(b) of the Borrower’s Operating Agreement.

4. MISCELLANEOUS.

(a) Amendments and Waivers. No waiver hereunder or amendment hereto shall be effective unless in writing signed by the Borrower and/or the Lender, as applicable.

(b) Termination; Binding Effect. This Agreement will terminate when all obligations of the Borrower to the Lender under this Agreement, the Note and the other Loan Documents have been irrevocably paid or otherwise satisfied in full; the provisions hereof shall be binding on and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto, provided, however, that the Borrower may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Lender.

(c) Governing Law. This Agreement shall be construed and interpreted in accordance with, and governed by, the laws of the State of Ohio.

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IN WITNESS WHEREOF, the parties hereto have signed this Loan Agreement on the Effective Date, intending to be legally bound.

LENDER:
[Insert Member Name]
a(n) [______________] limited liability company

Name:
Title:

BORROWER:
TIME COMPLEXITY APPALACHIA, LLC

Name:
Title:

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EXHIBIT A to Loan Agreement

Promissory Note

$[●].00	Effective: [●]

FOR VALUE RECEIVED, Time Complexity Appalachia, LLC, a West Virginia limited liability company (“Borrower”), hereby promises to pay to [INSERT MEMBER NAME], a(n) _________ limited liability company, or its designee (“Holder”), the principal sum of [___________________ and 00/100 Dollars ($______.00)] (“Principal”), together with interest from the date hereof until paid at the rate set forth below.

1. Interest. Interest shall accrue on the Principal amount beginning as of the date hereof at the annual rate of _________ percent (___%) compounded monthly, which constitutes the long-term applicable federal rate as of the date hereof (the “Interest Rate”). For the avoidance of doubt, accrued interest is not due until the Maturity Date (as defined below), and lack of payment on the accrued interest amounts during the term of this Note shall not constitute an Event of Default.

2. Payment. The entire balance of principal and accrued but unpaid interest of this Promissory Note shall be paid in full on or before the nine (9)-year anniversary hereof (“Maturity Date”). All sums payable hereunder shall be payable to the Holder by wire transfer of immediately available funds at an account designated in writing by the Holder, or at such other place or places as the Holder may direct from time to time, in legal tender at the time of payment for the payment of public and private debts in the United States of America.

3. Prepayment. At any time or from time to time at the option of the Maker, Maker may prepay this Note, either in whole or in part, without premium or penalty. Each partial prepayment shall be applied first in payment of the interest accrued upon the principal balance hereof at the time outstanding and then in reduction of the principal balance hereof.

4. Events of Default. Each of the following, if not cured within thirty (30) days from Maker’s receipt of written notice thereof, shall constitute an “Event of Default”: (a) failure to pay when due any payment due under this Note; or (b) written admission by the Maker of the Maker’s inability to pay the Maker’s debts as they become due, an assignment by the Maker for the benefit of creditors, the institution of proceedings by the Maker under the Federal Bankruptcy Code or any state law relating to relief of debtors, or the institution of such proceedings by another party against the Maker which is not subsequently dismissed within 60 days of the filing of same.

5. General Provisions. Time shall be of the essence with respect to the terms of this Promissory Note. This Promissory Note cannot be changed or modified orally.

6. Governing Law. This Promissory Note was executed in the State of Ohio and shall be construed in accordance with and governed by the local laws of the State of Ohio, without regard to that state’s rules regarding choice of law.

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EXECUTED to be effective as of the date first set forth above.

Borrower: Time Complexity Appalachia LLC

By:	_____________________, its _________

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EXHIBIT B to Loan Agreement

Security Agreement

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made effective as of ______, 2026 (the “Effective Date”) between Time Complexity Appalachia, LLC, a West Virginia limited liability company (“Borrower”), with an address at ___________, and ________________, a[n] ________ (“Lender”), with an address at _______________.

W I T N E S S E T H:

WHEREAS, Borrower has entered into that certain Loan Agreement with Lender pursuant to which Lender may make loans or advances (collectively, the “Loan”) to Borrower from time to time, each of which may be evidenced by one or more promissory notes (collectively, the “Notes”); and

WHEREAS, in order to induce Lender to enter into the Notes and to make the Loan, Borrower has agreed to grant further security to Lender.

NOW, THEREFORE, for and in consideration of the Loan, the parties hereto agree as follows:

1.	GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in and to the Collateral described in Exhibit A attached hereto (the “Collateral”) to secure the payment and performance of all obligations, liabilities and indebtedness of Borrower to Lender of every kind and description, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, and whether evidenced by one or more promissory notes, loan agreements or otherwise (collectively, the “Liabilities”), including, without limitation: (i) all amounts owing under that certain Loan Agreement between Borrower and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time; (ii) all amounts evidenced by the Notes now or hereafter executed and delivered by Borrower to Lender; (iii) all future loans, advances or extensions of credit made by Lender to Borrower from time to time; (iv) all renewals, extensions, amendments, restatements, refinancings or replacements of any of the foregoing; and (v) all interest, fees, costs, expenses and other amounts (including, without limitation, reasonable attorneys’ fees) incurred in connection with any of the foregoing. This Security Agreement shall be and become effective when, and continue in effect so long as, any Liabilities are outstanding and unpaid. Borrower will not sell, assign, transfer, pledge, or otherwise dispose of or encumber any Collateral to any third party who is not also a “Founding Member” of the Borrower (as such term is defined in the Operating Agreement of Borrower) (such Founding Member shall be referred to herein as a “Co-Lender”) while this Security Agreement is in effect, except for the disposal of personal property in the ordinary course of business which is replaced by personal property of like kind and quality. Borrower may replace Collateral with other Collateral of equal or greater value in the ordinary course of business, in which event, such additional Collateral shall in all respects be subject to the provisions of this Security Agreement.

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2.	PERFECTION OF SECURITY INTEREST. Borrower hereby irrevocably authorizes Lender to file financing statement(s) describing the Collateral in all public offices deemed necessary by Lender, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that Lender may reasonably determine to be necessary to perfect and maintain Lender’s security interests in the Collateral. Borrower authorizes Lender to file financing statements containing the collateral description “All of Borrower’s assets, whether now owned or hereafter acquired” or such lesser amount of assets as Lender may determine, or Lender may, at its option, file financing statements containing any collateral description which reasonably describes the Collateral in which a security interest is granted under this Security Agreement. Borrower shall execute and deliver to Lender all other documents that Lender may reasonably request, in a form satisfactory to Lender, to perfect and maintain perfected Lender’s security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Borrower shall make appropriate entries on its books and records relating to the Collateral, disclosing security interests created hereby. Subject to the terms of Section 3.4(b) of the Operating Agreement of Borrower, Lender is irrevocably appointed as the attorney-in-fact of Borrower and is otherwise hereby authorized to do all acts and things which Lender may deem necessary or advisable from time to time to preserve, perfect and continue perfected Lender’s security interest in the Collateral.

3.	WARRANTIES. The Borrower warrants and agrees that:

a. Borrower has full title to the Collateral and is and will be the lawful owner of all of the Collateral with right to subject same to the security interest hereunder;

b. Borrower shall not authorize or permit the filing of any financing statement covering the Collateral in favor of any other person other than a Co-Lender without Lender’s prior written consent;

c. Borrower shall not conduct business under any other name than that given above, nor change or reorganize the type of business entity under which it presently does business, except upon prior written approval of Lender;

d. Borrower shall at all times maintain the Collateral in good working condition and repair as warranted by good business practice for a project of this type; and

e. Borrower shall faithfully preserve and protect Lender’s first priority perfected security interest in the Collateral and will, at Borrower’s own cost and expense upon request by Lender, cause such security interest to be perfected and continue perfected, by whatever means Lender may elect, as a first priority security interest so long as any of the Obligations are outstanding, unpaid or executory. Without limiting the generality of the foregoing: (i) where Collateral is in the possession of a third party, Borrower shall provide to Lender, in a form acceptable to Lender, a writing duly executed by a bailee affirming bailee’s consent to and acknowledgment of Lender’s interest; (ii) where Collateral is of a type, such as investment property, deposit accounts, letter-of–credit-rights and electronic chattel paper, that it requires Lender to obtain control in order to perfect its interest or where Lender elects to obtain control of Collateral in order to perfect, Borrower shall provide to Lender, in a form acceptable to Lender, control agreements fully executed by all necessary parties; (iii) where the Collateral is of a type that it requires Lender to obtain possession in order to perfect its security interest or Lender elects to take possession in order to perfect, Borrower shall give Lender possession of such Collateral.

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4.	INSURANCE/TAXES. Borrower shall:

a. pay promptly all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the Collateral, to Borrower’s business, and to Borrower’s ownership or use of any of its assets, income, or gross receipts;

b. at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks; and

c. maintain at its own expense public liability, professional liability, and property damage insurance.

5.	DEFAULT/REMEDIES. The occurrence of any of the following events shall constitute an Event of Default (“Event of Default”):

a. the failure to observe or perform any of the terms or conditions of this Security Agreement which is not cured within ten (10) days after written notice from Lender; or

b. the occurrence of an Event of Default under any Note, the Loan Agreement, or other document evidencing or relating to the Liabilities.

Whenever an Event of Default shall have occurred and shall exist, all the Liabilities may (notwithstanding any provisions thereof), at the option of Lender, and without demand or notice of any kind (absent an express notice and cure provision set forth in the Notes), be declared, and thereupon immediately shall become due and payable, and Lender may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under the Loan Agreement, the Notes or applicable law. Lender shall have the right to hold any property then in or upon said Collateral at the time of repossession if Lender believes it is included under the provisions of this Security Agreement or until return is demanded in writing by Borrower. Borrower agrees, in case of the occurrence of an Event of Default, to assemble, at its expense, all of the Collateral at a convenient place acceptable to Lender and to pay all costs of Lender of collection of all the Liabilities, and enforcement of rights hereunder, including reasonable attorneys’ fees and legal expenses, including participation in bankruptcy proceedings, and the expenses of locating the Collateral and the expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least seven (7) days before such disposition, postage prepaid, addressed to Borrower either at the address set forth above, or at any other address of Borrower appearing on the records of Lender. Lender shall have, in addition to any other rights and remedies contained in this Agreement, and any other agreements, instruments and documents heretofore or at any time or times hereafter executed by Borrower and delivered to Lender, all of the rights and remedies of a secured party under the Ohio Commercial Code, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

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Subject to the terms of the Loan Agreement, the proceeds of any sale or other disposition of Collateral authorized by this Security Agreement shall be applied by Lender as follows: FIRST upon all expenses authorized by the Ohio Uniform Commercial Code (as the same may be amended or modified from time to time) and all reasonable attorneys’ fees and legal expenses incurred by Lender; SECOND to the payment of accrued and unpaid interest on the Liabilities; THIRD to the payment of principal on the Liabilities; and FOURTH, if any proceeds remain, to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which shall be due to Lender immediately upon demand. Borrower agrees that Lender shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Lender agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Lender may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Lender may also apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Lender.

BORROWER AGREES THAT LENDER SHALL, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, HAVE THE RIGHT TO PEACEFULLY RETAKE ANY OF THE COLLATERAL. BORROWER WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

6.	GENERAL.

a. Time shall be deemed of the very essence of this Security Agreement.

b. Except as otherwise defined in the Loan Agreement, the Notes or this Security Agreement, all terms used herein shall have the meanings provided by the Ohio Uniform Commercial Code (as the same may be amended or modified from time to time).

c. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Lender to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Borrower shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral.

d. Any delay or failure on the part of Lender in exercising any power, privilege or right under this Security Agreement, the Loan Agreement, the Notes, or under any other instrument or document executed by Borrower to Lender in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Lender of any default by Borrower shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived.

e. If any part of this Security Agreement shall be contrary to any law which Lender might seek to apply or enforce, or should otherwise be defective, the other provisions of this Security Agreement shall not be affected thereby, but shall continue in full force and effect.

f. All rights, remedies and powers of Lender hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder, under the Loan Agreement or the Notes or in or by any other instruments executed in connection herewith or by the Ohio Uniform Commercial Code (as the same may be amended or modified from time to time), or any other laws now existing or hereafter enacted.

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g. Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Security Agreement so requires.

h. This Security Agreement has been delivered in the State of Ohio, and shall be construed in accordance with the laws of the State of Ohio. Whenever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be held by a court of competent jurisdiction as prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

i. BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS SECURITY AGREEMENT OR THE LOAN DOCUMENTS. BORROWER WILL NOT SEEK TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

j. The rights and privileges of Lender hereunder shall inure to the benefit of its successors and assigns and this Security Agreement shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.

k. All rights and remedies of Lender hereunder are subject to Section 3.4(b) of the Operating Agreement of Borrower concerning intercreditor arrangements among the Members concerning Capital Loans, as acknowledged and agreed by Borrower, and each Member holding a Capital Loan is an intended third-party beneficiary of such Section for purposes of enforcing such intercreditor arrangements.

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IN WITNESS WHEREOF, Borrower and Lender executed this Security Agreement as of the Effective Date.

BORROWER:

Time Complexity Appalachia, LLC,
A West Virginia limited liability company

By:
Name:
Title:

LENDER:

[INSERT LENDER NAME]

By:
Name:
Title:

EXHIBIT A

DESCRIPTION OF COLLATERAL

Description of Collateral:

A.	Where the following defined terms are used in this Exhibit A:

UCC - means the Uniform Commercial Code now or hereinafter in effect from time to time in the State of Ohio.

The following terms have the meanings assigned to them in Article 9 of the UCC: Accounts, Account Debtor, Chattel Paper (including Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, and Supporting Obligations.

B.	The Collateral is described as any and all assets of Borrower, including without limitation:

(a) all Accounts, Accounts Receivable, Inventory, Goods, Equipment, Fixtures, Chattel Paper, Commercial Tort Claims, Instruments (including promissory notes), Documents, Letter of Credit Rights and letters of credit (whether or not the letter of credit is evidenced by a writing), Investment Property, and General Intangibles (including payment intangibles);

(b) all bank or other Deposit Accounts and all present and future funds credited or deposited therein;

(c) all substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above;

(d) all certificates of title and certificates of origin or manufacturer’s statements of origin relating to any of the foregoing;

(e) all returned or repossessed Inventory, Goods, Equipment and/or Fixtures arising from or relating to any Accounts;

(f) all Supporting Obligations for any of the foregoing;

(g) all bank account credits attributable to Borrower or its wholly-owned subsidiary entities and all points or other credit card benefits attributable to all credit cards in the Borrower’s or its wholly-owned subsidiary entities;

(h) to the extent not listed above as original collateral, all proceeds and products of any of the foregoing; and

(i) all recorded data of any type, including ledger sheets, files, books, records, documents, and instruments (including, but not limited to, computer records, disks, tapes and related electronic media) evidencing an interest in or relating to the above.

EXHIBIT C

Managers

Brian Cohen – representative of Time Complexity WV, LLC

Michael Cavanaugh – representative of Range Sky View Land, LLC

Michael Simon – Independent Manager